SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)).

X	Definitive information statement

Delaware Group® Equity Funds IV
Delaware VIP® Trust

(Name of Registrant as Specified in Its Charter)

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DELAWARE GROUP® EQUITY FUNDS IV
Delaware Covered Call Strategy Fund
Delaware Premium Income Fund

DELAWARE VIP® TRUST
Delaware VIP Covered Call Strategy Series

2005 Market Street
Philadelphia, PA 19103-7094

JOINT INFORMATION STATEMENT
This Joint Information Statement is being furnished on behalf of the Boards of Trustees (“Trustees” or “Board”) of Delaware Group Equity Funds IV and Delaware VIP Trust (each, a “Trust” and collectively, the “Trusts”) to inform shareholders of the funds listed above (each, a “Fund” and collectively, the “Funds”) about recent changes related to the Funds’ sub-advisory arrangement.  The changes were approved by the Board on the recommendation of the Funds’ investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
A Notice of Internet Availability of Joint Information Statement relating to this Joint Information Statement (“Notice”) was mailed beginning on or about May 8, 2020 to shareholders of record of each Fund as of May 1, 2020 (the “Record Date”). The Joint Information Statement is being made available on the Funds’ website at delawarefunds.com/literature and delawarefunds.com/vip/literature (for Delaware VIP Covered Call Strategy Series only) on or about May 8, 2020 until at least November 30, 2020. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company (for Delaware VIP Covered Call Strategy Series only) or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.
INTRODUCTION
The Manager is the investment manager to each series of the Trusts, including the Funds. Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trusts or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trusts, and certain affiliates requested and received an exemptive order from the SEC on Jan. 17, 2017 (the “SEC Order”).  The SEC Order exempts the Manager, the Trusts and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trusts without shareholder approval. The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, at a meeting held on Feb. 26-27, 2020 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trusts or of the Manager (the “Independent Trustees”), reapproved Ziegler Capital Management, LLC (“ZCM” or the “Sub-Advisor”) as a sub-advisor of the Funds and approved a new sub-advisory agreement (the “Sub-advisory Agreement”) between the Manager and ZCM, under which ZCM would continue to serve as a sub-advisor to the Funds after the Transaction (as defined below).

The Trusts and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Joint Information Statement presents additional details regarding ZCM and the Sub-Advisory Agreement.

THE INVESTMENT MANAGER
The Manager is located at 2005 Market Street, Philadelphia, PA 19103-7094, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”). The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.
The Manager provides investment advisory services to the Funds pursuant to an investment management agreement dated Jan. 4, 2010 between the Trusts and the Manager, as amended (the “Management Agreement”).  The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting held on Aug. 21-22, 2019. The Trusts employ the Manager to generally manage the investment and reinvestment of the assets of the Funds.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Funds, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Funds. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Funds, and to render investment advice for the Funds, including the purchase, retention, and disposition of investments, securities and cash held by the Funds. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of each Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Funds’ investment objective(s), policies, and restrictions. Under the Management Agreement, the Trusts will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trusts who are officers, directors, or employees of the Manager or its affiliates.

As compensation for the services rendered under the Investment Management Agreement, the Funds pay the Manager an annual management fee as a percentage of average daily net assets.  During the last fiscal year for each of the Funds, the Funds paid investment management fees to the Manager as described in Exhibit A.

The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Trustee and President; Roger A. Early, Trustee and Executive Vice President/Executive Director, Global Co-Head of Fixed Income; David F. Connor, Trustee and Senior Vice President/General Counsel/Secretary; Richard Salus, Senior Vice President; and Brian L. Murray, Jr., Senior Vice President/Global Chief Compliance Officer. The address of each person listed is 2005 Market Street, Philadelphia, PA 19103-7094.

THE SUB-ADVISOR
ZCM, located at 70 West Madison Street, Suite 2400, Chicago, Illinois 60602, is registered as an investment adviser with the SEC.  As of Feb. 29, 2020, ZCM held investment authority with respect to approximately $10.4 billion in assets for institutional and individual clients.
ZCM was approved by the Board to continue to serve as a sub-advisor to the Funds at the Meeting. ZCM is not affiliated with the Manager, and ZCM discharges its responsibilities subject to the oversight and supervision of the Manager. ZCM is compensated out of the fees that the Manager receives from the Funds. There will be no increase in the advisory fees paid by the Funds to the Manager as a consequence of retaining ZCM and the implementation of the Sub-advisory Agreement. The fees paid by the Manager to ZCM depend upon the fee rates negotiated by the Manager and approved by the Board and on the percentage of the Funds' assets allocated to ZCM by the Manager. In accordance with procedures adopted by the Board, ZCM may effect Fund portfolio transactions through an affiliated broker/dealer and the affiliated broker/dealer may receive brokerage commissions in connection therewith as permitted by applicable law. The Sub-advisory Agreement between ZCM and the Manager is dated March 27, 2020.
The names and principal occupations of the principal executive officers and/or directors of ZCM are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with ZCM, is 70 West Madison Street, Suite 2400, Chicago, Illinois 60602:
Name	Position
Scott Roberts	President and Chief Executive Officer
Paula Horn	Chief Investment Officer – Fixed Income
John Brinckerhoff	Chief Marketing Officer
Renee Ansbro	Chief Financial Officer
Monika Singh	Chief Compliance Officer
Matthew Kowieski	Director of Operations
Greg Glidden	Chief Equity Strategist
Devansh Patel	Managing Director
Wiley Angell	Chief Investment Officer – FAMCO Group

THE TRANSACTION
ZCM has been a wholly-owned subsidiary of Stifel Financial Corp. (“Stifel”) since 2013.  On Dec. 9, 2019, ZCM, Stifel and 1251 Capital Group announced that 1251 Asset Management Platform LLC, an affiliate of 1251 Capital Group, had partnered with ZCM’s management to acquire 100% of Stifel’s equity interests in ZCM (the “Transaction”). The Transaction occurred on March 27, 2020. Under the Transaction, 1251 Asset Management Platform LLC acquired a majority stake in ZCM, while ZCM’s prior management team became shareholders with representatives joining the ZCM Board of Directors. Following the Transaction, ZCM’s prior management team continues to independently manage day-to-day operations and retains full control of the investment process and function. In addition, there was no change to the Funds’ portfolio management team or investment strategy as a result of the Transaction. Notwithstanding the foregoing, the Transaction constituted a “change of control” of ZCM under applicable provisions of the 1940 Act. The 1940 Act provides that a “change of control” of a fund's adviser or sub-adviser results in an “assignment,” and a consequent automatic termination, of an investment advisory agreement between a fund and its adviser or sub-adviser, as the case may be. Accordingly, the prior sub-advisory agreement dated July 19, 2019, between the Manager and ZCM, as a sub-adviser to the Funds, was terminated in connection with the Transaction. Therefore, the Board, at its Meeting, approved the Sub-advisory Agreement with ZCM as detailed below.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS

At the Meeting, the Board, including the Independent Trustees, reapproved ZCM as the sub-advisor of the Funds and approved the Sub-advisory Agreement between DMC and ZCM for the Funds.
In reaching the decision to approve the Sub-advisory Agreement, the Board considered and reviewed information about ZCM, including its personnel, operations, pro forma financial data, and the effect the Transaction is expected to have on ZCM’s business, all of which had been provided by ZCM. The Board also reviewed material furnished by DMC, including: a memorandum from DMC reviewing the Sub-advisory Agreement and analyzing ZCM and the Transaction. Management recommended the Board approve the Sub-advisory Agreement.
In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. The materials prepared by the Manager in connection with the approval of the Sub-advisory Agreement were sent to the Independent Trustees in advance of the Meeting. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.
Nature, extent, and quality of services. In considering the nature, extent and quality of the services to be provided by ZCM, the Board specifically considered that the Sub-advisory Agreement contains substantively identical provisions to those in the prior ZCM sub-advisory agreement for the Funds. The Board reviewed materials provided by ZCM in response to written questions from the Board regarding, among other things, its experience and the qualifications of its personnel, and placed weight on ZCM's representation that there were no planned changes with respect to ZCM's personnel responsible for security selection and portfolio management of the Funds’ assets managed by ZCM as a result of the Transaction. The quality of the services of ZCM was also considered primarily in respect to the investment performance of the Funds. The

Board was also satisfied with the adherence by ZCM with the investment policies and restrictions of the Funds, as well as its adherence to various compliance and other procedures for the Funds. Based upon these considerations, the Board determined that the nature, extent and quality of the services to be provided by ZCM under the Sub-advisory Agreement would be satisfactory.
Investment performance. With respect to the appointment of ZCM for the Funds, the Board reviewed information on prior performance for ZCM. The Board evaluated and found satisfactory the investment performance information provided. As noted above, the Board placed weight on ZCM’s representation that there are no planned changes with respect to the ZCM personnel currently responsible for security selection and portfolio management of the Funds in connection with the Transaction. The Board believed such information and analysis evidenced the benefits to the Funds of retaining ZCM as a sub-advisor and the high quality of portfolio management services expected to be provided by ZCM under the Sub-advisory Agreement.
Sub-advisory fees. The Board considered the fees in light of the nature, extent and quality of the sub-advisory services to be provided by ZCM. The Board noted that the sub-advisory fees are paid by DMC to ZCM and are not additional fees borne by the Funds. The Board was provided with a description of the fees to be charged by ZCM under the Sub-advisory Agreement which showed them to be identical to the sub-advisory fees from the existing ZCM sub-advisory agreement for the Funds.

The Board was provided with information showing an estimate of the sub-advisory fees to be paid to ZCM based on a projection of allocations given certain historical investment trends. The Board concluded that, in light of the quality and extent of the services to be provided, the proposed fee arrangement was understandable and reasonable.
Profitability, economies of scale, and fall out benefits. Information about ZCM’s profitability from its relationship with the Funds was not available because it had just recently begun to provide services to the Funds. The Board noted DMC’s affirmation that its profitability is not expected to be impacted as a result of the new sub-advisory agreement with ZCM because the fee schedule will be the same as the existing ZCM sub-advisory agreement. With regard to potential fall-out benefits derived or to be derived by ZCM and its affiliates in connection with their relationship to the Funds, the Board considered the potential benefit to DMC and the ZCM, including the potential for procuring additional business as a result of the prestige and visibility associated with its role as service provider to the Delaware Funds. The Board also noted that economies of scale are shared with the Funds and their shareholders through investment management fee breakpoints in DMC’s fee schedule for the Funds so that as the Funds grow in size, their effective investment management fee rate declines. Accordingly, the Board did not expect possible fall-out benefits and economies of scale under the Sub-advisory Agreement to be significantly different than those considered when the Board initially appointed ZCM as the Funds’ sub-advisor.
GENERAL INFORMATION
Distributor

The Funds’ distributor, Delaware Distributors, L.P. (“Distributor”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the national distributor of the Trusts’ shares under an amended and restated Distribution Agreement dated Jan. 4, 2010. The Distributor is an affiliate of the Manager and bears all costs of promotion and distribution, except for payments by the retail class shares of the Funds under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Funds. Shares of the Funds are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers, except for shares of variable insurance funds. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the Trusts’ shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Funds. Those services include overseeing the Funds’ pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data.  DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Funds. Those services include performing functions related to calculating the Funds’ net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Funds did not pay any commissions to any affiliated broker.

Shares Outstanding

The table in Exhibit B shows as of May 1, 2020, as to each of the Funds, the number of shares outstanding.

Record of Beneficial Ownership

As of May 1, 2020, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of each Fund other than those listed on Exhibit C.  As of May 1, 2020, the Manager believes that the Funds’ officers and Trustees directly owned less than 1% of the outstanding shares of each Class of each Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of a Fund as of the Record Date, unless a Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company (for Delaware VIP® Covered Call Strategy Series only) or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918. If you do not want the mailing of the Notice or the Joint Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary, your insurance company (for Delaware VIP Covered Call Strategy Series only) or, if you own Fund shares directly through the Funds’ service agent, by calling the Funds’ service agent.

Financial Information

Shareholders can obtain a copy of the Funds’ most recent Annual and Semiannual Reports, without charge, by contacting your financial intermediary, insurance company (for Delaware VIP Covered Call Strategy Series only) or calling the Delaware Funds by Macquarie Service Center at 800 523-1918.

EXHIBIT A
During the fiscal year indicated, the Funds paid the following investment management fees to the Manager:

Fund	Fiscal Year End	Management Fees Paid*
Delaware Covered Call Strategy Fund	September 30, 2019	$0
Delaware Premium Income Fund	September 30, 2019	$0
Delaware VIP® Covered Call Strategies Series	December 31, 2019	$39,163.91

*The Funds are successors to predecessor funds that were reorganized into the Funds after the close of business on Oct. 4, 2019.  Prior to this date, the Funds did not have any investment operations and did not pay the Manager any advisory fees.

EXHIBIT B
NUMBER OF SHARES OF EACH FUND OUTSTANDING
AS OF MAY 1, 2020

Fund	Class	Shares Outstanding
Delaware Covered Call Strategy Fund	A Inst. R6	13,432,852.000 4,227,471.760 95,186.700
Delaware Premium Income Fund	A Inst. R6	4,263,040.270 4,767,495.520 8,259.870
Delaware VIP Covered Call Strategy Series	Standard	1716761.791

EXHIBIT C

As of May 1, 2020, management believes the following shareholders held of record 5% or more of the outstanding shares of each class of the Funds.

Fund Name	Class	Shareholder Name and Address	Percentage
Delaware Covered Call Strategy Fund	A	MSCS FINANCIAL SERVICES, LLC 717 17TH STREET STE 1300 DENVER CO 80202	18.99%
Delaware Covered Call Strategy Fund	R6	CHARLES SCHWAB & CO INC 101 MONTGOMERY STREET SAN FRANCISCO CA 94104	90.45%
Delaware Covered Call Strategy Fund	Inst.	CHARLES SCHWAB & CO INC 101 MONTGOMERY STREET SAN FRANCISCO CA 94104	34.43%
Delaware Covered Call Strategy Fund	Inst.	CHARLES SCHWAB & CO INC 101 MONTGOMERY STREET SAN FRANCISCO CA 94104	29.72%
Delaware Covered Call Strategy Fund	Inst.	LPL FINANCIAL CORPORATION ATTN: COMMISSION DEPARTMENT P.O. BOX 509026 SAN DIEGO CA 92150	14.09%
Delaware Premium Income Fund	A	MSCS FINANCIAL SERVICES, LLC 717 17TH STREET STE 1300 DENVER CO 80202	11.80%
Delaware Premium Income Fund	R6	PERSHING LLC P. O. BOX 2052 JERSEY CITY NJ 07303	48.53%
Delaware Premium Income Fund	R6	MACQUARIE INVESTMENT MANAGEMENT ADVISORS 2005 MARKET ST FL 9 PHILADELPHIA PA 19103	23.08%
Delaware Premium Income Fund	R6	PERSHING LLC P. O. BOX 2052 JERSEY CITY NJ 07303	17.50%
Delaware Premium Income Fund	R6	PERSHING LLC P. O. BOX 2052 JERSEY CITY NJ 07303	10.88%
Delaware Premium Income Fund	Inst.	CHARLES SCHWAB & CO INC 101 MONTGOMERY STREET SAN FRANCISCO CA 94104	35.24%

Delaware Premium Income Fund	Inst.	LPL FINANCIAL CORPORATION ATTN: COMMISSION DEPARTMENT P.O. BOX 509026 SAN DIEGO CA 92150	30.76%
Delaware Premium Income Fund	Inst.	CHARLES SCHWAB & CO INC 101 MONTGOMERY STREET SAN FRANCISCO CA 94104	18.89%
Delaware VIP Covered Call Strategy Series	Std.	FIRST INVESTORS LIFE 40 WALL ST NEW YORK NY 10005	45.83%
Delaware VIP Covered Call Strategy Series	Std.	FIRST INVESTORS LIFE 40 WALL ST NEW YORK NY 10005	26.35%
Delaware VIP Covered Call Strategy Series	Std.	FIRST INVESTORS LIFE 40 WALL ST NEW YORK NY 10005	16.75%
Delaware VIP Covered Call Strategy Series	Std.	FIRST INVESTORS LIFE LEVEL PREMIUM VARIABLE LIFE INSURANCE 40 WALL ST NEW YORK NY 10005	10.35%

DELAWARE GROUP® EQUITY FUNDS IV
Delaware Covered Call Strategy Fund
Delaware Premium Income Fund

DELAWARE VIP® TRUST
Delaware VIP® Covered Call Strategy Series

2005 Market Street
Philadelphia, PA 19103-7094

NOTICE OF INTERNET AVAILABILITY
OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the more complete Joint Information Statement that is available to you on the Internet or by mail relating to the funds listed above (each, a “Fund” collectively, the “Funds”), each a series of Delaware Group Equity Funds IV or Delaware VIP Trust (each, a “Trust” and collectively, the “Trusts”).  We encourage you to access and review all the important information contained in the Joint Information Statement, available online at: delawarefunds.com/literature (for Delaware Covered Call Strategy Fund and Delaware Premium Income Fund) and delawarefunds.com/vip/literature (for Delaware VIP Covered Call Strategy Series only).

The Joint Information Statement details the approval of a recent reapproval of a sub-advisor of the Funds and the related new sub-advisory agreement between Delaware Management Company, a series of Macquarie Investment Management Business Trust, the Funds’ investment manager (the “Manager”), and Ziegler Capital Management, LLC, the Funds’ sub-advisor (“ZCM”), due to the sale of ZCM to 1251 Asset Management Platform LLC and ZCM’s prior management team (the “Transaction”).  The Transaction closed on March 27, 2020. The Joint Information Statement provides: (1) a more detailed description of ZCM and its business; (2) information about the transaction and the new sub-advisory agreement; and (3) the reasons the Board of Trustees (the “Board”) of the Trusts reapproved ZCM as the Fund’s sub-advisor and approved the new sub-advisory agreement.

The Manager employs a “manager of managers” arrangement in managing the assets of the Trusts.  In connection therewith, the Trusts and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trusts or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Joint Information Statement is being mailed beginning on or about May 8, 2020 to shareholders of record of the Funds as of May 1, 2020.

The full Joint Information Statement will be available on the Funds’ website at delawarefunds.com/literature (for Delaware Covered Call Strategy Fund and Delaware Premium Income Fund) or delawarefunds.com/vip/literature (for Delaware VIP Covered Call Strategy Series only) on or about May 8, 2020 until at least November 30, 2020.  A paper or e-mail copy of the full Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company (for Delaware VIP Covered Call Strategy Series only) or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.